Investor Contact:  Jeremy Friedman
Executive Vice President and Chief Financial Officer
978 570 6879
Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Fourth Quarter 2007 Results

Wilmington, MA (March 25, 2008) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), announced results for the fourth quarter and full year ended December 31, 2007.

“2007 was a transition year,” said Robert Kirby, President and CEO of Accellent.  “We achieved four consecutive quarters of revenue growth, gained company wide alignment to key initiatives to drive improvements in revenue, cost reduction and cash flow while increasing our commitment to work collaboratively with our customers to drive value.”

Fourth Quarter 2007 Financial Results

Net sales increased 12.9% to $121.7 million in the fourth quarter of 2007 compared with $107.8 million in the corresponding period of 2006.  Sales improved sequentially for the fourth consecutive quarter and increased 1.9% during the fourth quarter compared to the third quarter of 2007.

A net loss of $176.9 million was recorded in the fourth quarter of 2007 compared with a net loss of $7.7 million in the corresponding period of 2006.  During the fourth quarter of 2007 we completed our annual goodwill impairment test and recorded an additional goodwill impairment charge of $168.9 million, which amount is reflected in the net loss for that quarter

Adjusted EBITDA for the three months ended December 31, 2007 was $22.5 million or 18.5% of sales compared to Adjusted EBITDA of $21.7 million or 20.1% in the corresponding period of 2006.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial statements accompanying this press release.

Twelve Months Ended December 31, 2007 Financial Results

Net sales decreased 0.5% to $471.7 million in 2007 compared with $474.1 million in the prior year.  Sales were negatively impacted approximately $11.1 million due to the previously disclosed ramp-down of a specific product line.

A net loss of $274.9 million was recorded in 2007 compared to a net loss of $18.6 million in the corresponding period of 2006.  The 2007 net loss includes non-cash charges for impairment of goodwill and other intangibles of $251.3 million.  During the first and second quarter of 2007 we recorded impairment charges aggregating $82.4 million related to goodwill and intangible assets as a result of reduced growth expectations in the orthopaedic business.  During the fourth quarter of 2007 we completed our annual goodwill impairment test and recorded an additional goodwill impairment charge of approximately $168.9 million.

Adjusted EBITDA in 2007 was $86.6 million compared to Adjusted EBITDA of $101.7 million in 2006.  Adjusted EBITDA declined due to lower sales volume, lower selling prices, less profitable sales mix and higher manufacturing costs, partially offset by lower selling, general, administrative and research and development expenses.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial statements accompanying this press release.

Fourth quarter and full fiscal year 2007 results are preliminary and remain subject to completion of the audit being conducted by the Company’s independent public accountants.

Conference Call

Robert Kirby, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss fourth quarter and full year 2007 results in a conference call scheduled for today, March 25, 2008 at 5:00 p.m. Eastern Time.  The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (888) 679-8018 pass code 58982152.  Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 37059521 until April 8, 2008.

About Accellent

Accellent Inc. provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, drug delivery, neurology and orthopaedic markets.  Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management.  These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently.  For more information, please visit www.accellent.com

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2006 filed with the Securities an Exchange Commission on March 14, 2007. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)
	Three Months Ended December 31,	Three Months Ended December 31,
	2007	2006
Net sales	$121,720	$107,811
Cost of sales	90,922	77,344
Gross profit	30,798	30,467
Selling, general and admin expenses	13,832	11,779
Research and development expenses	632	788
Restructuring and other charges	28	1,556
Merger related costs	(67)	—
Amortization of intangible assets	3,735	4,301
Impairment of goodwill and other intangible assets	168,913	—
(Loss) income from operations	(156,275)	12,043
Interest expense, net	(17,288)	(16,572)
Other expense	(856)	(1,983)
Loss before income taxes	(174,419)	(6,512)
Income tax expense	2,494	1,164
Net loss	$(176,913)	$(7,676)

Accellent Inc.
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended December 31,	Three Months Ended December 31,
	2007	2006
Net loss	$(176,913)	$(7,676)
Interest expense, net	17,288	16,572
Provision for income taxes	2,494	1,164
Depreciation and amortization	8,841	8,879
EBITDA (1)	$(148,290)	$18,939

Goodwill and intangible asset impairment charge	168,913	—
Restructuring and other charges	(39)	1,556
Stock-based compensation – employees	(610)	(1,193)
Stock-based compensation – non-employees	430	—
Severance and relocation	933	—
Loss on derivative instruments	282	1,761
Other	853	671
Adjusted EBITDA (1)	$22,472	$21,734

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)
	Year Ended December 31,	Year Ended December 31,
	2007	2006
Net sales	$471,681	$474,134
Cost of sales	349,929	337,043
Gross profit	121,752	137,091
Selling, general and admin expenses	52,454	58,458
Research and development expenses	2,565	3,607
Restructuring charges	729	5,008
Merger related costs	(67)	—
Amortization of intangible assets	15,506	17,205
Impairment of goodwill and other intangible assets	251,253	—
(Loss) income from operations	(200,688)	52,813
Interest expense, net	(67,367)	(65,338)
Other expense	(1,435)	(727)
Loss before income taxes	(269,490)	(13,252)
Income tax expense	5,391	5,307
Net loss	$(274,881)	$(18,559)

Accellent Inc.
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)
	Year Ended December 31,	Year Ended December 31,
	2007	2006
Net loss	$(274,881)	$(18,559)
Interest expense, net	67,367	65,338
Provision for income taxes	5,391	5,307
Depreciation and amortization	35,378	34,173
EBITDA (1)	$(166,745)	$86,259

Goodwill and intangible asset impairment charge	251,253	—
Restructuring and other charges	662	5,008
Stock-based compensation – employees	(5,522)	1,138
Stock-based compensation – non-employees	1,951	—
Severance and relocation	2,160	565
Write-off of inventory step-up	—	6,422
(Loss) Gain on derivative instruments	346	(79)
Other	2,537	2,348
Adjusted EBITDA (1)	$86,642	$101,661

Accellent Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)
	December 31, 2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$5,688	$2,746
Accounts Receivable, net	50,961	49,994
Inventories	67,399	57,962
Prepaid expenses and other	4,971	4,169
Total current assets	129,019	114,871
Property, plant and equipment, net	133,045	128,573
Goodwill	629,854	847,213
Intangible assets, net	209,444	258,904
Deferred financing costs and other assets	21,003	24,033
Total assets	$1,122,365	$1,373,594

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$4,187	$4,014
Accounts payable	23,571	20,338
Accrued expenses	26,268	27,262
Total current liabilities	54,026	51,614
Note payable and long-term debt	717,014	696,515
Other long-term liabilities	39,330	39,205
Total liabilities	810,370	787,334
Stockholder’s equity	311,995	586,260
Total liabilities and stockholder’s equity	$1,122,365	$1,373,594

(1)           EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by the covenant calculation and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, gains and losses from derivative instruments, gain on sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, write-off of inventory step-up, executive relocation, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility.  Adjusted EBITDA is a material component of these covenants.  We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.